SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 28, 2003

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

1.	The following information is furnished pursuant to Item 9, “Regulation FD Disclosure,” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On October 28, 2003, Avon issued a press release announcing its results of operations for the third quarter of 2003. The press release included Avon’s consolidated statements of income and a supplemental schedule that provided additional information regarding Avon’s regional results and category sales, both for the three-month and nine-month periods ending September 30, 2003, and a reconciliation schedule covering certain non-GAAP financial measures for the three-month period ending September 30, 2003. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: October 28, 2003	By:	/s/ Gilbert L. Klemann, II

	Name:	Gilbert L. Klemann, II
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Avon Products, Inc., dated October 28, 2003.